As filed with the Securities and Exchange Commission on February 22, 2010.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cliffs Natural Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1464672
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Public Square

Suite 3300

Cleveland, Ohio 44114

(Address of Principal Executive Offices) (Zip Code)

Cleveland-Cliffs Inc.

2007 Incentive Equity Plan

(Full Title of the Plan)

George W. Hawk, Jr., Esq.

General Counsel and Secretary

Cliffs Natural Resources Inc.

200 Public Square, Suite 3300

Cleveland, Ohio 44114

(216) 694-5700

(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Shares, par value $0.125(4)	2,000,000	$47.67	$95,340,000	$6,797.75

(1)	Represents the maximum number of common shares, par value $0.125 per share (“Common Shares”), of Cliffs Natural Resources Inc. (the “Registrant”) issuable pursuant to the Cleveland-Cliffs Inc. 2007 Incentive Equity Plan (the “Plan”) being registered hereon.
(2)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional Common Shares as may become issuable pursuant to the anti-dilution provisions of the Plan.
(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Common Shares on the New York Stock Exchange on February 17, 2010, within five business days prior to filing.
(4)	Each Common Share includes a right (“Right”) to purchase one one-hundredth of a Common Share on the terms and subject to the conditions set forth in the Rights Agreement, dated as of October 13, 2008 (the “Rights Agreement”), by and between the Registrant and Computershare Trust Company, N.A., as rights agent, filed as Exhibit 4(a) to the Registrant’s Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on October 14, 2008. The Rights are currently not exercisable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the SEC and are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on February 18, 2010;

(b)	The Registrant’s Current Reports on Form 8-K, filed on January 13, 2010, January 25, 2010 and February 3, 2010;

(c)	The description of the Common Shares contained in the Current Report on Form 8-K/A filed on May 21, 2008, including any subsequently filed amendments and reports updating such description; and

(d)	The description of the Rights under the Rights Agreement contained in Form 8-A filed on October 14, 2008, including any subsequently filed amendments and reports updating such description.

The Registrant will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such reports.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, referred to as the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The legality of the Common Shares being offered by this Registration Statement has been passed upon for the Registrant by George W. Hawk, Jr. Mr. Hawk is the General Counsel and Corporate Secretary of the Registrant. As of February 22, 2010, Mr. Hawk held 13,851 Common Shares and had been granted 1,950 retention units, 30,400 performance shares and 6,450 restricted share units.

Item 6. Indemnification of Directors and Officers.

We will indemnify, to the full extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the Registrant’s request as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise; provided, however, that we will indemnify any such agent (as opposed to any director, officer or employee) of the Registrant to an extent greater than required by law only if and to the extent that the directors may, in their discretion, so determine. The indemnification we give will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, our amended articles of incorporation or any agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in official capacities and as to action in another capacity while such person is a director, officer, employee or agent, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

We may, to the full extent permitted by law and authorized by the directors, purchase and maintain insurance on behalf of any persons described in the paragraph above against any liability asserted against and incurred by any such person in any such capacity, or arising out of the status as such, whether or not we would have the power to indemnify such person against such liability.

Under the Ohio General Corporation Law, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio General Corporation Law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees or agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.

Ohio General Corporation Law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations or by contract except with respect to the advancement of expenses of directors.

Under the Ohio General Corporation Law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his or her action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio on January 20, 2004 (filed as Exhibit 3(a) to Form 10-K of the Registrant on February 13, 2004 and incorporated by reference (SEC File No. 1-08944))

4.2	Amendment to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio on November 30, 2004 (filed as Exhibit 3(a) to Form 8-K of the Registrant on November 30, 2004 and incorporated by reference (SEC File No. 1-08944))

4.3	Amendment No. 2 to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio (filed as Exhibit 3(a) to Form 8-K of the Registrant on June 9, 2006 and incorporated by reference (SEC File No. 1-08944))

4.4	Amendment No. 3 to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio on April 21, 2008 (filed as Exhibit 3(a) to Form 8-K of the Registrant on April 23, 2008 and incorporated by reference (SEC File No. 1-08944))

4.5	Amendment No. 4 to Amended Articles of Incorporation as filed with the Secretary of State of Ohio on October 3, 2008 (filed as Exhibit 3(a) to Amendment No. 2 of Form S-4 of the Registrant filed on October 15, 2008 and incorporated by reference (Registration No. 333-152974))

4.6	Amendment No. 5 to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio (filed as Exhibit 3(a) to Form 10-Q of the Registrant on October 30, 2009 and incorporated by reference (SEC File No. 1-08944))

4.7	Regulations of the Registrant (filed as Exhibit 3(b) to Form 10-K of the Registrant filed on February 2, 2001 and incorporated by reference (SEC File No. 1-08944))

4.8	Form of Common Share Certificate (filed as Exhibit 4(a) to Form 10-Q of the Registrant on October 30, 2008 and incorporated by reference (SEC File No. 1-08944))

4.9	Rights Agreement dated October 13, 2008 by and between the Registrant and Computershare Trust Company, N.A. as Rights Agent (filed as Exhibit 4(a) to Form 8-A of the Registrant on October 14, 2008 and incorporated by reference (SEC File No. 1-08944))

4.10	Cleveland-Cliffs Inc 2007 Incentive Equity Plan adopted July 27, 2007 and effective as of March 13, 2007

4.11	First Amendment to Cleveland-Cliffs Inc. 2007 Incentive Equity Plan dated as of August 11, 2008 (filed as Exhibit 10(b) of Form 8-K of the Registrant on August 14, 2008 and incorporated by reference (SEC File No. 1-08944))

4.12	Second Amendment to Cleveland-Cliffs Inc. 2007 Incentive Equity Plan dated December 31, 2008 by Cliffs Natural Resources Inc. (filed as Exhibit 10(eee) of

Form 10-K of the Registrant on February 2, 2009 and incorporated by reference (SEC File No. 1-08944))

4.13	Third Amendment to the Cleveland-Cliffs Inc. 2007 Incentive Equity Plan dated as of January 13, 2009 by Cliffs Natural Resources Inc. (filed as Exhibit 10(fff) of Form 10-K of the Registrant on February 2, 2009 and incorporated by reference (SEC File No. 1-08944))

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm – Deloitte & Touche LLP

23.2	Consent of Counsel (Included in Exhibit 5.1)

24.1	Power of Attorney

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, state of Ohio, on this 22nd day of February, 2010.

CLIFFS NATURAL RESOURCES INC.

By:	/s/ Laurie Brlas
Laurie Brlas,
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

*	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	February 22, 2010
Joseph A. Carrabba

/s/ Laurie Brlas	Executive Vice President Chief Financial Officer (Principal Financial Officer)	February 22, 2010
Laurie Brlas

*	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	February 22, 2010
Terrance M. Paradie

*	Director	February 22, 2010
Ronald C. Cambre

*	Director	February 22, 2010
Susan M. Cunningham

*	Director	February 22, 2010
Barry J. Eldridge

*	Director	February 22, 2010
Susan M. Green

*	Director	February 22, 2010
Janice K. Henry

*	Director	February 22, 2010
James D. Ireland, III

*	Director	February 22, 2010
Francis R. McAllister

*	Director	February 22, 2010
Roger Phillips

*	Director	February 22, 2010
Richard K. Riederer

*	Director	February 22, 2010
Alan Schwartz

*	The undersigned, by signing her name hereto, does sign and execute this registration statement on Form S-8 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the Registrant and filed herewith as Exhibit 24.1 on behalf of the Registrant.

By:	/s/ Laurie Brlas
Laurie Brlas, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio on January 20, 2004 (filed as Exhibit 3(a) to Form 10-K of the Registrant on February 13, 2004 and incorporated by reference (SEC File No. 1-08944))

4.2	Amendment to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio on November 30, 2004 (filed as Exhibit 3(a) to Form 8-K of the Registrant on November 30, 2004 and incorporated by reference (SEC File No. 1-08944))

4.3	Amendment No. 2 to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio (filed as Exhibit 3(a) to Form 8-K of the Registrant on June 9, 2006 and incorporated by reference (SEC File No. 1-08944))

4.4	Amendment No. 3 to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio on April 21, 2008 (filed as Exhibit 3(a) to Form 8-K of the Registrant on April 23, 2008 and incorporated by reference (SEC File No. 1-08944))

4.5	Amendment No. 4 to Amended Articles of Incorporation as filed with the Secretary of State of Ohio on October 3, 2008 (filed as Exhibit 3(a) to Amendment No. 2 of Form S-4 of the Registrant filed on October 15, 2008 and incorporated by reference (Registration No. 333-152974))

4.6	Amendment No. 5 to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio (filed as Exhibit 3(a) to Form 10-Q of the Registrant on October 30, 2009 and incorporated by reference (SEC File No. 1-08944))

4.7	Regulations of the Registrant (filed as Exhibit 3(b) to Form 10-K of the Registrant filed on February 2, 2001 and incorporated by reference (SEC File No. 1-08944))

4.8	Form of Common Share Certificate (filed as Exhibit 4(a) to Form 10-Q of the Registrant on October 30, 2008 and incorporated by reference (SEC File No. 1-08944))

4.9	Rights Agreement dated October 13, 2008 by and between the Registrant and Computershare Trust Company, N.A. as Rights Agent (filed as Exhibit 4(a) to Form 8-A of the Registrant on October 14, 2008 and incorporated by reference (SEC File No. 1-08944))

4.10	Cleveland-Cliffs Inc 2007 Incentive Equity Plan adopted July 27, 2007 and effective as of March 13, 2007

4.11	First Amendment to Cleveland-Cliffs Inc. 2007 Incentive Equity Plan dated as of August 11, 2008 (filed as Exhibit 10(b) of Form 8-K of the Registrant on August 14, 2008 and incorporated by reference (SEC File No. 1-08944))

4.12	Second Amendment to Cleveland-Cliffs Inc. 2007 Incentive Equity Plan dated December 31, 2008 by Cliffs Natural Resources Inc. (filed as Exhibit 10(eee) of Form 10-K of the Registrant on February 2, 2009 and incorporated by reference (SEC File No. 1-08944))

4.13	Third Amendment to the Cleveland-Cliffs Inc. 2007 Incentive Equity Plan dated as of January 13, 2009 by Cliffs Natural Resources Inc. (filed as Exhibit 10(fff) of Form 10-K of the Registrant on February 2, 2009 and incorporated by reference (SEC File No. 1-08944))

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm – Deloitte & Touche LLP

23.2	Consent of Counsel (Included in Exhibit 5.1)

24.1	Power of Attorney